Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), effective as of the 30th day of November, 2009, is entered into by and among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors”), the Lenders party hereto (the “Lenders”) and BANK OF MONTREAL, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated November 23, 2009 (as amended or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement; and

WHEREAS, said parties are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrowers, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Amendment to Section 1.02.  Section 1.02 of the Credit Agreement is hereby amended to add the following proviso at the end of the definition of “Disqualified Capital Stock”:

“; provided, however, Disqualified Capital Stock shall not include Series B or Series C preferred stock so long as any dividends with respect thereto comply with the provisions of Section 9.04.”

3. Amendment to Section 9.02.  Section 9.02 of the Credit Agreement is hereby amended to add the following new subsection (l) at the end of said Section 9.02:

“(l)  obligations with respect to Series B and Series C preferred stock issued by the Borrower in form and substance substantially similar to the terms set forth in Schedule 2.1(b) to that certain Asset Purchase Agreement dated October 28, 2009 and reasonably satisfactory to the Administrative Agent with respect to Series B, and under substantially similar terms as specified in the preliminary prospectus dated November 30, 2009, with respect to Series C, so long as any dividends with respect thereto comply with the provisions of Section 9.04.”

4. Amendment to Section 9.04.  Section 9.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.04   Restricted Payments.  The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and the Borrower may declare and pay dividends on its preferred stock so long as (i) no Event of Default exists at the time of, or is caused by, such payment, (ii) after giving effect to such payment, availability under the Borrowing Base is equal to or greater than the greater of (x) ten percent (10%) of the Borrowing Base and (y) $5,000,000, and (iii) such dividends do not exceed $1,500,000 in any twelve (12) month period.”

5. Amendment to Section 9.15.  Section 9.15 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.15  Subsidiary Obligations and Preferred Stock.

The Borrower will not and will not permit any of its Subsidiaries to issue preferred stock or create, incur or assume any Debt except for preferred stock and Debt, in each case permitted under Section 9.02.”

6. Ratification.  The Borrower and Guarantors hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment.  Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

7. Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (d) no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrowers and Guarantors.

8. Conditions to Effectiveness.  This Amendment shall be effective as of the date first written above upon the execution and delivery hereof by all parties to the Administrative Agent.

9. Counterparts.  This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

10. Governing Law.  This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of New York and of the United States.

11. Final Agreement of the Parties.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Credit Agreement, as amended by this Amendment.  Nothing in this Amendment, express or implied is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

MAGNUM HUNTER RESOURCES
CORPORATION,
a Delaware corporation

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

GUARANTORS:

PRC WILLISTON LLC,
a Delaware limited liability company

By:  Magnum Hunter Resources Corporation,
its sole member

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

MAGNUM HUNTER RESOURCES LP,
a Delaware limited partnership

By:  Magnum Hunter Resources GP, LLC,
its general partner

By: Magnum Hunter Resources Corporation,

its sole member

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

MAGNUM HUNTER RESOURCES GP, LLC,
a Delaware limited liability company

By: Magnum Hunter Resources Corporation,
its sole member

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

TRIAD HUNTER, LLC,
a Delaware limited liability company

By: Magnum Hunter Resources Corporation,
its sole member

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

SHARON RESOURCES, INC.,
a Colorado corporation

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Secretary

ADMINISTRATIVE AGENT AND LENDER:

BANK OF MONTREAL

By: /s/ James B. Whitmore
James B. Whitmore
Managing Director